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                                                                    Exhibit 12.1

                           BERRY PLASTICS CORPORATION
             STATEMENT RE: COMPUTATION OF EARNINGS TO FIXED CHARGES
                                 (in Thousands)
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                                                 Fiscal                        Thirteen Weeks Ended
                          ---------------------------------------------------  --------------------
                                                                               March 31,  March 30,
(Dollars in thousands)       1997      1998      1999       2000       2001      2001       2002
                          --------- --------- ---------  ---------  ---------  --------- ----------

Earnings:
 Income (loss) before
   income taxes           $(14,273) $ (7,819) $ (8,584)  $(22,227)  $ (1,361)  $ 1,104    $  4,657
 Interest expense           32,237    35,555    40,819     51,457     54,355    13,494      12,806
 Interest portion of
   rental expense            1,111     1,805     2,427      3,061      2,764       810         804
                          --------- --------- ---------  ---------  ---------  ---------  ---------
       Earnings           $ 19,075  $ 29,541  $ 34,662   $ 32,291   $ 55,758   $15,408    $ 18,267
                          ========= ========= =========  =========  =========  =========  =========

Fixed Charges:
 Interest expense         $ 31,896  $ 34,778  $ 39,372   $ 49,750   $ 53,766   $13,365    $ 12,658
 Interest portion of
   rental expenses           1,111     1,805     2,427      3,061      2,764       810         804
                          --------- --------- ---------  ---------  ---------  ---------  ---------
       Fixed charges      $ 33,007  $ 36,583  $ 41,799   $ 52,811   $ 56,530  $ 14,175    $ 13,462
                          ========= ========= =========  =========  =========  =========  =========
Ratio (Deficiency)
  of earnings to cover
  fixed charges               0.6x      0.8x      0.8x       0.6x       1.0x      1.1x        1.4x
                          ========= ========= =========  =========  =========  =========  =========
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